Exhibit 99.1

Marijuana Company of America, Inc. Announces Completion of Regulation A Offering; Commencement of Registered Offering

Tuesday, August 17, 2022, 6:00 PM

LOS ANGELES, CA / ACCESSWIRE / August 16, 2022 / Marijuana Company of America, Inc. (OTC PINK:MCOA) ("the Company" or “MCOA”), a diversified holding company with operations and investments throughout the cannabis industry, today announced the termination of the Company’s current Regulation A offering and the effective registration of its new Equity Financing Facility that was signed on May 31, 2022. The Company expects to use the Equity Financing Facility funding to execute its growth initiatives and to fulfill future projects.

"As of today, MCOA terminates its Regulation A common stock offering originally qualified by the SEC on October 20, 2021", said Jesus M. Quintero, CEO of MCOA. “The S-1 for our new equity purchase facility, filed on July 14 this summer, was declared effective on July 28. Moving forward, the Company will source growth capital for the expansion of our CBD distribution revenue through the equity purchase facility.”